Luxfer Holdings PLC S-8

 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Luxfer Holdings PLC of our report dated February 24, 2022, relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Luxfer Holdings PLC's Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
Manchester, United Kingdom
June 8, 2022